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                                                                   EXHIBIT 14(a)

                  [SUTHERLAND ASBILL & BRENNAN LETTERHEAD LLP]

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

                                 April 21, 2003

Board of Directors
Nationwide Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713

Directors:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information for certain flexible premium variable life insurance policies filed as part of the post-effective amendment to the Registration Statement on Form N-6 for Nationwide Provident VLI Separate Account A (File No. 333-82611). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Very Truly Yours,

                                       SUTHERLAND ASBILL & BRENNAN LLP



                                       By: /s/ Stephen E. Roth
                                          -------------------------------------
                                          Stephen E. Roth